Exhibit 10.1 December 31, 2018 Gary Huff 3008 North NC Hwy 119 Mebane, NC 27302 Re: Employment Separation Agreement and General Release Dear Gary, On behalf of Laboratory Corporation of America Holdings (the “Company”), I write to offer you (the “Employee”) the following Employment Separation Agreement and General Release (the “Agreement”). 1.0 Separation of Employment 1.1 Effective December 31, 2018 (the “Separation Date”), Employee’s employment with the Company will terminate; he/she shall perform no further services for the Company and his/her status as an employee and Officer of the Company shall cease on that date. Employee and the Company further agree that the relationship created by this Agreement is purely contractual and that no employer-employee relationship is intended, nor shall such be inferred from the performance of obligations under this Agreement. Employee further agrees that any payments and/or benefits payable pursuant to this Agreement are contingent upon Employee’s execution and fulfillment of his/her obligations under this Agreement. 2.0 Separation Pay 2.1 In consideration for the covenants, promises and agreements herein and in particular Employee’s release of claims as well as covenants not to solicit, not to compete and not to disclose confidential information, the Company will pay Employee a severance in the total amount of $2,063,267.00, less applicable taxes and withholdings, which represents two times the sum of Employee’s Base Salary of $600,000.00 plus $431,633.50, representing the Employee’s MIB Average Bonus as defined under the terms of the Laboratory Corporation of America Holdings Amended and Restated Master Senior Executive Severance Plan (“Plan”). The severance shall be paid in two installments, with the first installment of $1,031,633.50, less taxes and withholding, made payable within 30 days following the Separation Date of this Agreement and the second installment of $1,031,633.50, less taxes and withholding, made payable 30 days following the one-year anniversary of the Separation Date. 2.2 In addition to the compensation payable under Section 2.1 of the Agreement, Employee shall be eligible to receive an amount equal to the earned portion of the Management Incentive Bonus (“MIB”) that he/she would have received under the LabCorp Management Incentive

Page 2 of 12 December 31, 2018 Bonus Plan had he/she remained eligible for said bonus. The additional payment shall be made at the time that bonuses are normally paid under the MIB Plan but no later than March 15, 2019. 2.3 In addition to the payments made pursuant to Section 2.1 and 2.2 of the Agreement, the Employee shall also receive a lump sum payment equal to the value of the 5,164 shares of restricted stock units that will be forfeited under the terms of the Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan Restricted Stock Unit Agreements dated February 7, 2017, April 4, 2017 and February 12, 2018. The value of those shares shall be determined based on the 5 day closing price average of the Company’s stock for the period of 5 business days ending as of December 31, 2018 multiplied by 5,164. Said lump sum payment, less taxes and withholding, shall be paid to the Employee within 30 days following the Termination Date. 3.0 Benefits 3.1 Employee, his/her spouse, and his/her other dependent(s) may be eligible to elect continued health care coverage under the welfare plans sponsored by the Company, as provided in the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), which provides generally that certain employees and their dependents may elect to continue coverage under employer-sponsored group health plans for a period of at least eighteen (18) months under certain conditions, including payment by Employee of the “Applicable Premium” as defined in Section 604 of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq. (“ERISA”). In the event Employee elects continuation of coverage under COBRA for himself/herself and his/her spouse and dependents, the Company will reimburse Employee for the Applicable Premium for such coverage (medical, dental, optical and prescription coverage for Employee, his/her spouse and dependents) for 12 months, thereof, to the extent actually paid by the Employee. 3.2 Employee shall be eligible for such benefits under the Company’s existing qualified plans as are provided under the circumstances (taking into account separation of employment as of the Separation Date) pursuant to the terms of the plan documents governing each of these plans. Except as otherwise provided herein or in the terms of any documents governing any employee benefit plan maintained by the Company, Employee will cease to be a participant in and will no longer have any coverage or entitlement to benefits, accruals, or contributions under any of the Company’s employee benefit plans effective upon the separation of his/her employment. Employee agrees that the payments made to him by the Company pursuant to this Agreement do not constitute compensation for purposes of calculating the amount of benefits Employee may be entitled to under the terms of any pension plan or for the purposes of accruing any benefit, receiving any allocation of any contribution, or having the right to defer any income in any profit-sharing or other employee pension benefit plan, including any cash or deferred arrangement. Notwithstanding the foregoing, the attached letter outlines the post-separation of service benefits to which Employee shall be entitled to receive. The terms and conditions of the actual plan shall control in the event that there is variance between the letter and the actual Plan document. 3.3 Employee also understands that his/her grants of performance shares, restricted stock and stock options are governed by the terms and conditions of the Company’s 2016 Omnibus

Page 3 of 12 December 31, 2018 Incentive Plan and applicable grant agreements and that this Agreement does not in any modify, change, alter or amend the terms and conditions of those grants. 3.4 Employee shall submit for reimbursement any and all unpaid business expenses to the Company within 30 days of the Separation Date. The Company will reimburse said expenses provided that they are consistent with, and reimbursable under, the Company’s travel and entertainment expense policy. The Company will not be responsible for reimbursing the Employee for any business expenses incurred during employment but submitted after said 30- day period. 3.5 This Agreement shall never be construed as an admission by the Company of any liability, wrongdoing or responsibility on its part or on the part of any other person or entity described in Section 4.1 of this Agreement. The Company expressly denies any such liability, wrongdoing or responsibility. 3.6 The Company shall continue to provide legal counsel and reimburse the Employee for all legal expenses incurred in connection the Pfeil v. Laboratory Corporation America Holdings et al MID-L-007390-17 (Superior Court of New Jersey) in accordance with the indemnification provisions of the by-laws of the Company. 4.0 Release 4.1 Employee, on behalf of himself/herself and his/her heirs, assigns, transferees and representatives, hereby releases and forever discharges the Company, and its predecessors, successors, parents, subsidiaries, affiliates, assigns, representatives and agents, as well as all of their present and former directors, officers, employees, agents, shareholders, representatives, attorneys and insurers (collectively, the “Releasees”), from any and all claims, causes of actions, demands, damages or liability of any nature whatsoever, known or unknown, which Employee has or may have which arise out of his/her employment or cessation of employment with the Company, or which concern or relate in any way to any acts or omissions done or occurring prior to and including the date of this Agreement, including, but not limited to, claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; the Equal Pay Act , 29 U.S.C. § 206(a) and interpretive regulations; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.; 42 U.S.C. § 1981 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Re training Notification Act, 29 U.S.C. §§ 2101 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. §§ 621 et seq.; any and all claims for wrongful termination and/or retaliation; claims for breach of contract, express or implied; claims for breach of the covenant of good faith and fair dealing; claims for compensation, including but not limited to wages, bonuses, or commissions except as otherwise contained herein; claims for benefits or fringe benefits, including, but not limited to, claims for severance pay and/or termination pay, except as otherwise contained herein; claims for, or relating to stock or stock options (except that nothing in this Agreement shall prohibit Employee from exercising any vested stock options or affect Employee’s claims to vested benefits in the Company’s Employees’ Retirement Savings Plan, Deferred Compensation Plan, Employee Stock Purchase Plan, or Cash Balance Retirement Plan, in accordance with the terms of the applicable stock

Page 4 of 12 December 31, 2018 option agreement(s) and applicable plan documents); claims for unaccrued vacation pay; claims arising in tort, including, but not limited to, claims for invasion of privacy, intentional infliction of emotional distress and defamation; claims for quantum meruit and/or unjust enrichment; and any and all other claims arising under any other federal, state, local or foreign laws, as well as any and all other common law legal or equitable claims. 4.2 Employee represents that he/she has not initiated any action or charge against any of the Releasees with any Federal, State or local court or administrative agency. If such an action or charge has been filed by Employee, or on Employee’s behalf, he/she will use his/her best efforts to cause it immediately to be withdrawn and dismissed with prejudice. Failure to cause the withdrawal and dismissal with prejudice of any action or charge shall render this Agreement null and void, and any consideration paid hereunder shall be repaid immediately by the Employee upon receipt of such notice. 4.3 Employee further agrees that he/she will not institute any lawsuits, either individually or as a class representative or member, against any of the Releasees as to any matter based upon, arising from or relating to his/her employment relationship with the Company, from the beginning of time to the date of execution of this Agreement. Employee knowingly and intentionally waives any rights to any additional recovery that might be sought on his/her behalf by any other person, entity, local, state or federal government or agency thereof, including specifically and without limitation, the North Carolina Department of Labor, the United States Department of Labor, or the Equal Employment Opportunity Commission. 4.4 Employee is hereby advised that: (i) he/she should consult with an attorney (at his/her own expense) prior to executing this Agreement; (ii) he/she is waiving, among other things, any age discrimination claims under the Age Discrimination in Employment Act, provided, however, he/she is not waiving any claims that may arise after the date this Agreement is executed; (iii) he/she has twenty-one (21) days within which to consider the execution of this Agreement, before signing it; and (iv) for a period of seven (7) days following the execution of this Agreement, he/she may revoke this Agreement by delivering written notice (by the close of business on the seventh day) to the Company in accordance with Section 10.7 herein. 4.5 Notwithstanding the provisions of Section 4.1, said release does not apply to any and all statutory or other claims (a) that are prohibited from waiver by Federal, State or local law, (b) for enforcement of any covenant under this Agreement, (c) for any claim for any vested, accrued benefits to which Employee is (or becomes) otherwise entitled pursuant to the terms and conditions of any of the benefit plans in which Employee participated prior to the Separation Date (but not any incentive or severance plans excepted as provided in Section 2 or 3, above): (d) for unemployment insurance benefits; or (e) for indemnification under applicable statutory, or common law or any insurance, charter, or bylaws of the Company or any of its affiliates, it being understood and agreed that this Agreement does not create or expand upon any such rights, (if any) to indemnification. 4.6 The parties agree that the Company has no prior legal obligation to make the additional payments set forth above in Sections 2.0 and 3.0 (including the sub-parts thereto) and that it has been exchanged for the promises of Employee stated in this Agreement. It is specifically understood and agreed that the additional payments, and each of them, are good and adequate

Page 5 of 12 December 31, 2018 consideration to support the waivers, releases and obligations contained herein, including, without limitation, Sections 5.0, 6.0, 7.0, and 8.0, and their respective sub-parts, and that all of the payments set forth Sections 2.0 and 3.0 (including the sub-parts thereto) are of value in addition to anything to which Employee already was entitled prior to the execution of this Agreement. 5.0 Confidentiality 5.1 The parties acknowledge that during the course of Employee’s employment with the Company, he/she was given access, on a confidential basis, to Confidential Information which the Company has for years collected, developed, and/or discovered through a significant amount of effort and at great expense. The parties acknowledge that the Confidential Information of the Company is not generally known or easily obtained in the Company’s trade, industry, business, or otherwise and that maintaining the secrecy of the Confidential Information is extremely important to the Company’s ability to compete with its competitors. 5.2 Employee agrees that for a period of seven (7) years from the date of this Agreement, Employee shall not, without the prior written consent of the Company, divulge to any third party or use for his/her own benefit, or for any purpose other than the exclusive benefit of the Company, any Confidential Information of the Company; provided however, that nothing herein contained shall restrict Employee’s ability to make such disclosures as such disclosures may be required by law; and further providing that nothing herein contained shall restrict Employee from divulging information that is readily available to the general public as long as such information did not become available to the general public as a direct or indirect result of Employee’s breach of this section of this Agreement. 5.3 The term “Confidential Information” in this Agreement shall mean information that is not readily and easily available to the public or to persons in the same business, trade, or industry of the Company, and that concerns the Company’s prices, pricing methods, costs, profits, profit margins, suppliers, methods, procedures, processes or combinations or applications thereof developed in, by, or for the Company’s business, research and development projects, data, business strategies, marketing strategies, sales techniques, customer lists, customer information, or any other information concerning the Company or its business that is not readily and easily available to the public or to those persons in the same business, trade, or industry of the Company. The term “customer information” as used in this Agreement shall mean information that is not readily and easily available to the public or to those persons in the same business, trade, or industry and that concerns the course of dealing between the Company and its customers or potential customers solicited by the Company, customer preferences, particular contracts or locations of customers, negotiations with customers, and any other information concerning customers obtained by the Company that is not readily and easily available to the public or to those in the business, trade, or industry of the Company. 5.4 Employee acknowledges that all information, the disclosure of which is prohibited hereby, is of a confidential and proprietary character and of great value to the Company, and upon the execution of this Agreement (or as soon thereafter as is reasonably practicable), Employee shall forthwith deliver up to the Company all records, memoranda, data, and documents of any description that refer to or relate in any way to such information and shall

Page 6 of 12 December 31, 2018 return to the Company any of its equipment and property which may then be in Employee’s possession or under Employee’s personal control. 5.5 Employee hereby agrees that any failure to fully and completely comply with this provision shall entitle the Company to seek damages for a demonstrated breach of the confidentiality provision, to include recoupment of monies paid hereunder. 5.6 Notwithstanding the restrictions set forth in Section 5.0 and its subparts, Employee may disclose information protected under Section 5.0 and its subparts if and only if such is (i) lawfully required by any government agency; (ii) otherwise required to be disclosed by law (including legally required financial reporting) and/or by court order; (iii) necessary in any legal proceeding in order to enforce any provision of this Agreement or (iv) made to the Securities Exchange Commission regarding security law issues. Employee further agrees that he/she will notify the Company in writing within five (5) calendar days of the receipt of any subpoena, court order, administrative order or other legal process requiring disclosure of information subject to Section 5.0 and sub-parts thereto. Employee may also disclose the contents of Section 6.0 and its sub-parts and only those contents to any subsequent and/or prospective employer. 6.0 Non-Solicitation/Non-Compete 6.1 For a period of twenty-four (24) months following the separation of Employee’s employment for any reason (the “Restriction Period”), Employee shall not become an owner in, shareholder with more than a 2% equity interest in, investor in, or an employee, contractor, consultant, advisor, representative, officer, director, or agent of, a trade or business that offers products and services that are the same or substantially similar to the products and services provided by the Employer Company in any geographic market in which the Employer Company conducts business (“Competitor”); provided, however, that the duties and responsibilities of said employment or engagement as an owner in, shareholder with more than 2% equity interest in, investor in, contractor, consultant, advisor, representative, officer, director or agent are (i) the same, similar, or substantially related to your current duties and responsibilities or duties or responsibilities performed by Employee while employed by the Employer Company at any time during a six (6) month period prior to Employee’s separation of employment and (ii) related to or concerning the Competitor’s business activities in the Restricted Territory. The parties agree and affirm that their intention with respect to Paragraph 6.1 is that Employee’s activities shall be limited only for the twenty-four (24) month period after the separation of employment for any reason. The provisions calling for a "look back" of six (6) calendar months prior to the separation of employment are intended solely as a means of identifying the duties and responsibilities that will define the restricted activities covered by Paragraph 6.1 and are not intended to nor shall they, under any circumstances, be construed to define the length or term of any such restriction. For purposes of Paragraph 6.1, the term “Restricted Territory” means the geographic area that is part of your current duties and responsibilities or the geographic area that was part of your duties and responsibilities within a period of six (6) month period prior to the date of your termination of employment. If a court of competent jurisdiction determines that the Restricted Territory as defined herein is too restrictive, then the parties agree that said court may reduce or limit the Restricted Territory to the largest acceptable area so as to enable the enforcement of Paragraph 6.1.

Page 7 of 12 December 31, 2018 6.2 For a period of twenty-four (24) months following the Separation Date, Employee will not, either directly or indirectly, or on behalf of any person, business, partnership, or other entity, call upon, contact, or solicit any customer or customer prospect of the Company, or any representative of the same, with a view toward the sale or providing of any service or product competitive with the Company’s Business; provided, however, the restrictions set forth in this Section shall apply only to customers or prospects of the Company, or representatives of the same, with which during the past 12 month period the Employee had contact or about whom Employee received Confidential Information as part of his duties and responsibilities while employed with the Company within the 12 month period prior to his/her separation of employment. The parties agree and affirm that their intention with respect to Section 6.2 of this Agreement is that Employee's activities be limited only for a twenty-four (24) month period after the Separation Date for any reason. The provisions calling for a "look back" of 12 calendar months prior to the Separation Date are intended solely as a means of identifying the clients to which such restrictions apply and are not intended to nor shall they, under any circumstances, be construed to define the length or term of any such restriction. 6.3 For a period of twenty-four (24) months following the Separation Date, Employee shall not directly or indirectly through a subordinate, co-worker, peer, or any other person or entity contact, solicit, encourage or induce any officer, director or employee of LabCorp to work for or provide services to Employee and/or any other person or entity. 6.4 Employee acknowledges and agrees that the foregoing restrictions are necessary for the reasonable and proper protection of the Company; are reasonable in respect to subject matter, length of time, geographic scope, customer scope, and scope of activity to be restrained; and are not unduly harsh and oppressive so as to deprive Employee of his/her livelihood or to unduly restrict Employee’s opportunity to earn a living after separation of Employee’s employment with the Company. Employee further acknowledges and agrees that if any restrictions set forth in this Section are found by any court of competent jurisdiction to be unenforceable or otherwise against public policy, the restriction shall be interpreted to extend only over the maximum period of time or other restriction as to which it would otherwise be enforceable. 6.5 Employee acknowledges and agrees that because the violation, breach, or threatened breach of this Section and its sub-parts would result in immediate and irreparable injury to the Company, the Company shall be entitled, without limitation of remedy, to (a) temporary and permanent injunctive and other equitable relief restraining Employee from activities constituting a violation, breach or threatened breach of this Section and its sub-parts to the fullest extent allowed by law; (b) all such other remedies available at law or in equity, including without limitation the recovery of damages, reasonable attorneys’ fees and costs; and (c) withhold any further rights, payments or benefits under this Agreement which become due and owing after the occurrence of said violation, breach, or threatened breach, including, without limitation, any rights or claims under Sections 2.0 and 3.0 and the sub-parts thereto. 7.0 Return of Company Property 7.1 Employee agrees that within 10 days after execution of this Agreement, he/she will return any and all Company documents and any copies thereof, in any form whatsoever, including computer records or files, containing secret, confidential and/or proprietary information or ideas,

Page 8 of 12 December 31, 2018 and any other Company property (including, but not limited to, any cell phones, pagers and/or computer equipment) in Employee’s possession or control, except that Employee may keep possession, custody and control of his currently issued Company laptop. Notwithstanding the foregoing, Company agrees that Employee may purchase his company issued laptop at a value of the company. 8.0 Duty to Cooperate and of Loyalty/Nondisparagement 8.1 Without limitation as to time, Employee agrees to cooperate and make all reasonable and lawful efforts to assist the Company in addressing any issues which may arise concerning any matter with which he/she was involved during his/her employment with the Company, including, but not limited to cooperating in any litigation arising therefrom. The Company shall reimburse Employee at a fair and reasonable rate for services provided by the Employee to the Company in connection with services provided under this provision. 8.2 Employee will not (except as required by law) communicate to anyone, whether by word or deed, whether directly or indirectly through an intermediary, and whether expressly or by suggestion or innuendo, any statement, whether characterized as one of fact or opinion, that is intended to cause or that reasonable would be expected to cause any person to whom it is communicated to have (1) a lowered opinion of the Company or any affiliates, including a lowered opinion of any products manufactured, sold or used by, or services offered or rendered by the Company or its affiliates; and (2) a lowered opinion of the Company’s creditworthiness or business prospects. Employee’s obligations in this regard extends to the reputation of the Company and any other person or entity described in Section 4.1 of this Agreement. 9.0 Section 409A of the Code 9.1 Notwithstanding any provisions of this Agreement to the contrary, if the Employee is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and determined pursuant to procedures adopted by the Company) at the Separation Date and if any portion of the payments or benefits to be received by the Employee would be considered deferred compensation under Section 409A of the Code, amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following the Employee’s Separation Date (the “Delayed Payments”) and benefits that would otherwise be provided pursuant to this Agreement (the “Delayed Benefits”) during the six-month period immediately following the Employee’s Separation Date (such period, the “Delay Period”) shall instead be paid or made available on the earlier of (i) the first business day of the seventh (7th) month following the Separation Date or (ii) the Employee’s death (the applicable date, the “Permissible Payment Date”). The Company shall also reimburse the Employee for the after-tax cost incurred by the Employee in independently obtaining any Delayed Benefits (the “Additional Delayed Payments”). 9.2 With respect to any amount of expenses eligible for reimbursement under Sections 3.1, 3.3 and 9.1, such expenses shall be reimbursed by the Company within thirty (30) calendar days following the date on which the Company receives the applicable invoice from the Employee but in no event later than December 31 of the year following the year in which the Employee incurs the related expenses; provided, that with respect to reimbursement relating to the Additional

Page 9 of 12 December 31, 2018 Delayed Payments, such reimbursement shall be made on the Permissible Payment Date. In no event shall the reimbursements or in-kind benefits to be provided by the Company in one taxable year affect the amount of reimbursements or in-kind benefits to be provided in any other taxable year, nor shall the Employee’s right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit. 9.3 It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code. To the extent such potential payments or benefits could become subject to such Section, the Company may amend this Agreement with the goal of giving the Covered Employee the economic benefits described herein in a manner that does not result in such tax being imposed. 9.4 For purposes of Section 409A of the Code, an Employee’s right to receive any “installment” payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. 10.0 Miscellaneous 10.1 This Agreement is binding on, and shall inure to the benefit of, the Parties hereto and their heirs, representatives, transferees, principals, executors, administrators, predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers and employees. In the event that Employee dies before payment of all amounts described in this Agreement is made, and the Agreement has been executed and not revoked, the Company agrees to pay unpaid amounts to Employee’s estate. 10.2 The Plan is incorporated herein by reference. This Agreement constitutes the complete agreement between, and contains all of the promises and undertakings by the Parties. Employee agrees that the only considerations for signing this Agreement are the terms stated herein above and that no other representations, promises, or assurances of any kind have been made to him by the Company, its attorneys, or any other person as an inducement to sign this Agreement. Any and all prior agreements, representations, negotiations and understandings among the Parties, oral or written, express or implied, with respect to the subject matter hereof are hereby superseded and merged herein, except that this Agreement supplements and does not amend, alter, void, replace, or otherwise override any confidentiality, non-solicitation, non-compete agreement executed by Employee that is part of any equity award agreement executed by the Employee. To be clear and to avoid any doubt, the parties expressly agree that any confidentiality, non-solicitation, non-compete agreement executed by Employee that is part of any equity award agreement executed by the Employee remains in full force and effect and is not modified in any way by this Agreement. 10.3 This Agreement may not be revised or modified without the mutual written consent of the Parties. 10.4 The Parties acknowledge and agree that they have each had sufficient time to consider this Agreement and consult with legal counsel of their choosing concerning its meaning prior to entering into this Agreement. In entering into this Agreement, no Party has relied on any representations or warranties of any other Party other than the representations or warranties

Page 10 of 12 December 31, 2018 expressly set forth in this Agreement. Employee acknowledges that he/she has read this Agreement and that he/she possesses sufficient education and experience to fully understand the terms of this Agreement as it has been written, the legal and binding effect of this Agreement, and the exchange of benefits and payments for promises hereunder, and that he/she has had a full opportunity to discuss or ask questions about all such terms. 10.5 Except as otherwise provided in this Section, if any provision of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement; provided that, if any provision contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, and such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made. If Section 6.0 or any of its sub-parts of this Agreement is deemed invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this entire Agreement shall be null and void, and any consideration paid hereunder shall be repaid immediately by Employee upon receipt of notice thereof. 10.6 Employee agrees that because he/she has rendered services of a special, unique, and extraordinary character, damages may not be an adequate or reasonable remedy for breach of his/her obligations under this Agreement. Accordingly, in the event of a breach or threatened breach by Employee of the provisions of this Agreement, the Company shall be entitled to (a) an injunction restraining Employee from violating the terms hereof, or from rendering services to any person, firm, corporation, association, or other entity to which any confidential information, trade secrets, or proprietary materials of the Company have been disclosed or are threatened to be disclosed, or for which Employee is working or rendering services, or threatens to work or render services (b) all such other remedies available at law or in equity, including without limitation the recovery of damages, reasonable attorneys’ fees and costs, and (c) withhold any further payments under this Agreement which become due and owing after the occurrence of said violation, breach or threatened breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach of this Agreement, including the right to terminate any payments to Employee pursuant to this Agreement or the recovery of damages from Employee. 10.7 Such notice and any other notices required under this Agreement shall be served upon the Company by certified mail, return receipt requested, or by expressed delivery by a nationally recognized delivery service company such as Federal Express as follows:

Page 11 of 12 December 31, 2018 If to the Company: Laboratory Corporation of America Holdings 531 S. Spring Street Burlington, NC 27215 Telephone No.: (336) 436-4620 Telecopier No.: (336) 436-4177 Attention: Deputy Chief Legal Officer With a copy to: Laboratory Corporation of America Holdings 531 S. Spring Street Burlington, NC 27215 Attention: Director of HR Compliance If to the Employee: Gary Huff 3008 North NC Hwy 119 Mebane, NC 27302 Consistent with the requirements of this Section, each party shall notify the other party of any change of address for the receipt of a notice under this Agreement. 10.8 This Agreement shall be construed in accordance with and governed by the laws, except choice of law provisions, of the State of North Carolina and shall govern to the exclusion of the laws of any other forum including but not limited to the laws of the State of Texas. The parties further agree that any action, special proceeding or other proceeding with respect to this Agreement shall be brought exclusively in the federal or state courts of the State of North Carolina. Employee and Company irrevocably consent to the jurisdiction of the Federal and State courts of North Carolina and that Employee hereby consents and submits to personal jurisdiction in the State of North Carolina. Employee and Company irrevocably waive any objection, including an objection or defense based on lack of personal jurisdiction, improper venue or forum non-conveniens which either may now or hereafter have to the bringing of any action or proceeding in connection with this Agreement. Employee acknowledges and recognizes that in the event that he/she has breached this Agreement, the Company may initiate a lawsuit against him/her in North Carolina, that Employee waives his/her right to have that lawsuit be brought in a court located closer to where he/she may reside, and that Employee will be required to travel to and defend himself/herself in North Carolina.

Page 12 of 12 December 31, 2018 The Effective Date of this Agreement shall be either (a) the Separation Date or (b) the day after expiration of the seven (7) day revocation period set forth in Section 4.4 of this Agreement, whichever date is later. If you agree with the foregoing, please sign below and return two (2) originals to me. You should retain one (1) original copy of this Agreement for your records. Sincerely, /s/ LISA UTHGENANNT Lisa Uthgenannt Senior Vice President and Chief Human Resources Officer Agreed to and accepted: /s/ GARY HUFF___________________ Gary Huff Date: January 2, 2019______ _________